Exhibit 10.5

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of October 23, 2007 by and between International Imaging Systems, Inc. (“ the “Company”), each of the Purchasers whose names are set forth on Exhibit A to the Series A Convertible Preferred Stock Purchase Agreement dated this same date (individually, a “Purchaser” and collectively, the “Purchasers” and together with the Company, the “Parties”)and Loeb & Loeb LLP, with offices at 345 Park Avenue, New York, NY 10154 (the “Escrow Agent”).

RECITALS:

(1)
Pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of October 23, 2007 by and among the Company and the Purchasers (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference, the Purchasers purchased shares of the Company’s Series A Preferred Stock in the amount of $10,000,000 (the “Gross Proceeds”). Capitalized terms used in this Agreement without definition, have the meaning assigned to those terms in the Purchase Agreement;

(2)
To induce the Purchasers to enter into the Purchase Agreement, the Company agreed to deposit $200,000 of the Gross Proceeds (the “Escrow Funds”) into an escrow account at the Closing, to be held by the Escrow Agent for disbursement in accordance with the terms and conditions set forth herein;

(3)	This Agreement constitutes the Escrow Agreement referred to in the Purchase Agreement pursuant to which the Escrow Agent shall receive and disburse the Escrow Funds.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
TERMS OF THE ESCROW

1.1  Appointment of Escrow Holder. The parties hereby agree to have Loeb & Loeb LLP act as Escrow Agent whereby the Escrow Agent shall receive the Escrow Funds in escrow and distribute the same as set forth in this Agreement.

1.2 Escrow Deposit

(a) In accordance with the terms of the Purchase Agreement, immediately after the Closing, the Escrow Funds shall be wired to the Escrow Agent; and,

Exhibit 10.5
(b) The Escrow Agent shall hold the Escrow Funds at all times until such Escrow Funds are disbursed in accordance herewith.

1.3 Escrow Release

(a)
If the Company determines that it needs all or a portion of the Escrow Funds, it shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the reason such funds are needed, the use of such funds and the amount of funds so needed, and shall cause copies of such certificate to be delivered to the Purchasers promptly after such determination (the “Funds Notice”); provided however, that in no event shall the Company need or use the Escrow Funds for any reason other than in connection with investor relations and public relations services or activities. The Purchasers shall have five (5) Business Days, as hereinafter defined, from the date of the Funds Notice to notify the Company that it objects to the use of funds as set forth in the Funds Notice, by delivering a written letter of objection to the Company (the “Objection Letter”). If Company does not receive an Objection Letter by the seventh (7th) Business Day following the date of the Funds Notice, it shall submit a Release Notice, as hereinafter defined to the Escrow Agent, signed only by any or all of the authorized signatories of the Company as specified in Exhibit B hereto and only for such amounts and for such purpose as specified in the Funds Notice sent to the Purchaser without objection. In no event may the Company submit a Release Notice to the Escrow Agent until it submits a Funds Notice to the Purchaser and does not receive an Objection Letter in response thereto. Business Day means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

(b)
The Escrow Agent shall hold the Escrow Funds until such time as it receives written instructions in the form of Exhibit A attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, signed by the Parties directing the Escrow Agent to release the Escrow Funds as specified therein (the “Release Notice”).

(c)
Upon receipt of the Release Notice, the Escrow Agent shall release the Escrow Funds as specified therein. The names and true signatures of each individual authorized to act singly on behalf of each of the Parties are stated in Exhibit B, which is attached hereto and made a part hereof. The Parties may each remove or add one or more of its authorized signers stated on Exhibit B by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories

Exhibit 10.5

(d)	If any Escrow Funds remain in the escrow account after December 31, 2008, the Escrow Agent shall release all of the funds remaining in the escrow account to the Company.

(e)	Upon the Escrow Agent’s completion of its obligations under Sections 1.3, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.5 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should any of the Parties attempt to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Parties in writing five days in advance. In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Parties that a successor escrow agent has been appointed, shall be to hold and preserve the Escrow Funds that are in his possession. Upon receipt by the Escrow Agent of said notice from the Parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Escrow Funds, the Escrow Agent shall promptly thereafter transfer all of the Escrow Funds that it is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Escrow Funds, the Escrow Agent shall furnish the Parties with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Parties after the Escrow Agent promptly transfers all of the Escrow Funds that it is still holding in escrow, to the above said successor escrow agent.

1.5 The Escrow Agent shall be reimbursed by the Parties for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Parties in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Escrow Funds and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Seller. The Purchasers acknowledge and represent that they are not being represented in a legal capacity by Loeb & Loeb LLP and have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement. The Purchasers acknowledge that the Escrow Agent is not rendering securities advice to them with respect to this Agreement. The Escrow Agent is acting as legal counsel for the Company in connection with the Share Exchange Agreement, Purchase Agreement and related Transaction Documents and may continue to act as legal counsel for the Company, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Purchasers consent to the Escrow Agent acting in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provisions contained in this Section 1.5 in entering into this Agreement.

Exhibit 10.5

1.6 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

1.7 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.8 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.9 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.10 It is understood and agreed that should any dispute arise with respect to the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone , the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of New York in accordance with the applicable procedure therefor.

Exhibit 10.5

ARTICLE 2
MISCELLANEOUS

2.1  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3  This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively in the federal or state courts resident in New York County, New York.

2.6 Any notice required or permitted hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, email or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) sent by commercial overnight courier such as UPS or Fedex The addresses for such communications shall be:

If to the Company:
International Imaging Systems, Inc.
c/oXi'an Baorun Industrial Development Co. Ltd.
Dongxin Century Square,  7th Floor
Xi'an East City High-tech Industrial Development Park
Shannxi Province,  P.R. China
Attn: Mr. Gao Xincheng
Tel:  86 29 82682019
Fax: 86 29 82683629

Exhibit 10.5

with copies to (which shall not constitute notice):	Loeb & Loeb 345 Park Avenue New York, NY10154 Attn: Mitchell S. Nussbaum Tel: 212.407.4159 Fax: 212.407-4990

If to any Purchaser:

with copies to (which shall not constitute notice):	Lesser, Hunter, Taubman & Taubman 17 State Street, Flr 16 New York, NY 10004 Attn: Louis Taubman Tel: 212.732-7184 Fax: 212.202-6380 Email: lou@lhttlaw.com

If to the Escrow Agent:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell S. Nussbaum. Esq. Telephone Number: 212-407-4159 Facsimile Number: 212-4-7-4990

2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Purchase Agreement or any related agreements.

2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the Parties concerning this Agreement, the Parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

(Signature Page to Follow)

Exhibit 10.5

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Executed:

International Imaging Systems, Inc.

By:

Name:  Gao Xincheng
Title:  Chief Executive Officer

By:

Name:
Title:

Escrow Agent

Loeb & Loeb LLP

By:

Name:  Mitchell S. Nussbaum
Title:  Partner

Exhibit 10.5

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date:

Escrow Agent

Dear _________:

In accordance with the terms of Section 1.3 of the Escrow Agreement dated as of October__, 2007 (the "Escrow Agreement"), by and among International Imaging Systems, Inc. (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A to the Series A Convertible Preferred Stock Purchase Agreement dated October __, 2007 (the “Purchasers,” and together with the Company, the “Parties”), the Company hereby notifies the Escrow Agent that it has submitted a Funds Notice, dated [7 days prior to the date hereof] to the Purchasers without objection thereto.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

Recipient Information	Amount

Very truly yours,

INTERNATIONAL IMAGING SYSTEMS, INC.

By:

Name:

Title:

Exhibit 10.5

Exhibit B

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any or all of the following individuals on behalf of the Company:

Name	True Signature

Gao Xincheng	_____________________

Li Gaihong	_____________________